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EXHIBIT INDEX

IDS Life Variable Annuity Fund A
Registration No. 2-29081/811-1653

Exhibit 11:           Consent of Independent Auditors.

Exhibit 12:           Financial Statement Schedules and Report.

Exhibit 16:           Financial Data Schedule.

Exhibit 17(a):        IDS Life Insurance Company POA.

Exhibit 17(b):        Board of Managers POA.